EXHIBIT 10.7
JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433
November 12, 2007
Stephen J. Schoepfer
c/o JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433
     Re:      Extension of Amended and Restated Employment Agreement
Dear Steve:
     This letter sets forth an agreement amending your current Amended and Restated Employment Agreement with JAG Media Holdings, Inc. (the “Company”) dated August 31, 2001, as amended November 3, 2005 (the “Agreement”). Except as specifically agreed hereby, the Agreement, even though it has by its terms expired, shall continue in full force and effect through August 31, 2008. Section references below refer to sections in the Agreement.
     Section 1 shall read in full as follows:
     “1. Term. This Agreement will govern the principal terms and conditions of your employment from August 31, 2004 until August 31, 2008 (the “Term”), and the termination thereof that occurs during, and in certain as specified below, upon or following the expiration of the Term.”
     The term “Year 3” as used in Section 3 shall mean the year ending August 31, 2008.
     To indicate your agreement to the foregoing, please sign and return the enclosed copy of this letter.

Sincerely yours, JAG MEDIA HOLDINGS, INC.
By:	/s/ Thomas J. Mazzarisi
	Name:	Thomas J. Mazzarisi
	Title:	Chairman and Chief Executive Officer

Agreed to and accepted as of the
date first above written

/s/ Stephen J. Schoepfer

STEPHEN J. SCHOEPFER